Exhibit 99

Press Release

Horizon Offshore Announces International Certifications

HOUSTON, Sept. 16 /PRNewswire-FirstCall/ -- Horizon Offshore, Inc. (Nasdaq: HOFF- News), a leading provider of offshore construction services, today announced its achievement of two significant, internationally recognized certifications. Norwegian classification society Det Norske Veritas (DNV) has certified Horizon's compliance with Occupational Health and Safety Assessment Series management system standard OHSAS 18001. The certification applies to Horizon operations worldwide. OHSAS 18001 is designed to minimize the risk of accidents and near-miss incidents that employees and other parties may encounter while participating in work-related activities.

Horizon also received certification by DNV to international quality management system standard ISO 9001:2000 for its Houston-based support activities and Southeast Asia marine construction activities. Compliance with ISO 9001:2000 is expected to enhance customer satisfaction by demonstrating Horizon's ability to consistently provide products meeting customer and applicable regulatory requirements.

Bill Lam, Horizon's President and Chief Executive Officer said, "These certifications highlight Horizon's continuing efforts to deliver more value to our customers through the implementation of effective systems to improve the protection of personnel and the environment, and to maximize the quality of products and services delivered."

Horizon Offshore, Inc., and its subsidiaries provide marine construction services to the offshore oil and gas industry in the U.S. Gulf of Mexico, West Africa, Southeast Asia, and Latin America. The Company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas and other subsea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors.

Among the factors that could cause actual results to differ materially are industry conditions and volatility; prices of oil and gas; the Company's ability to obtain and the timing of new projects; changes in competitive factors; and other material factors that are described from time to time in the Company's filings with the Securities and Exchange Commission.

Actual events, circumstances, effects, and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representation by Horizon or any other person that the projected outcomes can or will be achieved.